EXHIBIT 3.1

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                                 LCS GROUP, INC.

      Pursuant to Delaware Corporation Law Section 242, LCS Group, Inc., a corporation organized and existing under by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify:

      That pursuant to a written consent of the sole Director of the Corporation, the sole director recommended that the Corporation's stockholders approve the amendments to the Corporation's Certificate of Incorporation set forth below.

      That at a special meeting of the stockholders of the Corporations duly noticed and held on the 23rd day of January, 2004, the stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation present at such meeting approved the following amendments to the Corporation's Certificate of Incorporation:

      FIRST: Article FOURTH of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

"FOURTH:

      A. AUTHORIZED

The aggregate number of shares of all classes of capital stock which the
            Corporation shall have authority to issue shall be One Billion Twenty Million (1,020,000,000) shares, consisting of:

            (1) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"); and

            (2) One Billion (1,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock").

      B PREFERRED STOCK

            1. Powers and Rights of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative. The voting rights, if any, of each series and the preferences and relative, participating, optional other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the

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issuance of any shares of a particular  series of Preferred  Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  (a) The rate and times at which,  and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

                  (b) The right,  if any, of the holders of  Preferred  Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions for such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;

                  (c) The  redemption  price or prices  and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may by redeemed; and

                  (d) The  rights  of the  holders  of  Preferred  Stock of such series upon the voluntary or involuntary dissolution, liquidation or winding up on the Corporation.

Shares of one or more series of Preferred Stock may be authorized or issued in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation, from time to time as the Board of Directors shall determine, and for such lawful consideration as shall be fixed by the Board of Directors.

      C.  COMMON   STOCK.   The  powers,   preferences   and  rights,   and  the
qualifications, limitations and restrictions, of the Common Stock are as follows:

                  (a) The powers,  preferences  and rights of the holders of the
            Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

                  (b) The  holders  of  shares of  Common  Stock  shall not have cumulative voting rights.

                  (c) Subject to the rights of the holders of  Preferred  Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (d) In the event of any liquidation, dissolution or winding up
            (either voluntary or involuntary) of the Corporation, the holders of

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            shares of Common Stock shall be entitled to receive,  in  proportion to the number of shares held by them, the assets and funds of the Corporation available for distribution to holders of Common Stock after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding.

                  (e) No holder of shares of Common  Stock  shall be entitled to preemptive or subscription rights."


SECOND: Article SEVENTH of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

"SEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

THIRD: The Corporation's Certificate of Incorporation is amended to add the following Article EIGHTH thereto:

      "EIGHTH: (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

            (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

            (c) The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

            (d) Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification."


      IN  WITNESS  WHEREOF,   the  undersigned,   being  the  President  of  the
Corporation, has duly executed this Certificate of Amendment as of the 23rd day of January 2004.


                                    LCS GROUP, INC.



                                    By: /s/Michael Mitchell
                                        ---------------------------
                                        Michael Mitchell, President